Exhibit 99.1

eXp World Holdings Reports Q4 and Full-Year 2022 Results

2022 Revenue of $4.6 Billion, up 22% Year Over Year

Segment Reporting Introduced Highlighting Profitable Q4 in North American Realty

Company Declares Cash Dividend for Q1 2023 of $0.045 per Share of Common Stock

Glenn Sanford Returns as CEO of eXp Realty to Drive Next Phase of Agent-Centric Growth

BELLINGHAM, Wash. — Feb. 28, 2023 — eXp World Holdings, Inc. (Nasdaq: EXPI), (or the “Company”), the holding company for eXp Realty®, Virbela and SUCCESS® Enterprises, today announced financial results for the fourth quarter and fiscal year ended Dec. 31, 2022. Beginning in the fourth quarter, the Company has revised its operating segments providing greater transparency into the drivers of its financial performance.

Fourth Quarter and Full-Year 2022 Consolidated Financial Highlights as Compared to the Same Year-Ago Period:

●	Revenue increased 22% to $4.6 billion in 2022 with revenue of $933 million in the fourth quarter of 2022.
●	Gross profit increased 24% to $366.9 million in 2022 with gross profit of $83.1 million in the fourth quarter of 2022.
●	Net income of $15.4 million in 2022 with net loss of $(7.2) million in the fourth quarter of 2022.
●	Earnings per diluted share of $0.10 in 2022 with a loss per diluted share of $(0.05) in the fourth quarter of 2022.
●	Adjusted EBITDA (a non-GAAP financial measure) of $60.5 million in 2022. Adjusted EBITDA was $3.6 million in the fourth quarter of 2022 compared to $13.1 million in the fourth quarter of 2021.
●	As of Dec. 31, 2022, cash and cash equivalents totaled $121.6 million, compared to $108.2 million as of Dec. 31, 2021.

●	Distributed $204.7 million to shareholders in fiscal 2022, including approximately $179.5 million of common stock repurchases and $25.2 million of cash dividends.
●	The Company paid a cash dividend for the fourth quarter of 2022 of $0.045 per share of common stock on Nov. 14, 2022. On Feb. 9, 2023, the Company’s Board of Directors declared a cash dividend of $0.045 per share of common stock for the first quarter of 2023, expected to be paid on March 31, 2023 to stockholders of record on March 13, 2023.

Management Commentary

“I am excited to return as CEO of eXp Realty to drive our next phase of growth by doubling down on agent-centric innovation,” said Glenn Sanford, Founder, Chairman and CEO of eXp World Holdings. “Our model was designed to withstand varying market conditions, which uniquely positions us to continue investing in the agent experience in a down market. In turn, we maximize long-term growth and profitability.”

“Thanks to the hard work of our agents and our industry-leading operating efficiency, our core eXp Realty North American business remained solidly profitable in the fourth quarter despite the market downturn. In line with how we manage our business, we are now reporting segment-level financial information, which also provides transparency into the financial performance of our core business and the investments we are making to reinforce and extend our position as the most agent-centric brokerage on the planet.”

“We believe Net Promoter Score (NPS) is the best way to measure our success, and we were thrilled to end the year with a global agent NPS score of 73, a level which rivals the most loved consumer brands in the world. As market conditions improve, we expect our unrelenting focus on agent success to deliver lasting growth and the potential for significant wealth creation for our brokers, agents and shareholders in the years ahead,” concluded Sanford.

“In 2022, we generated $4.6 billion in revenue and over $242 million in Operating Cash Flow(1) while maintaining a strong balance sheet with $122 million of cash and no debt,” said Jeff Whiteside, CFO and Chief Collaboration Officer of eXp World Holdings. “Moving forward, eXp’s profitable North American Realty segment will enable us to continue investing in the eXp platform to accelerate agent success and drive long-term, profitable growth.”

Fourth Quarter and Full-Year 2022 Operational Highlights as Compared to the Same Year-Ago Period:

●	Agents and brokers on the eXp Realty platform increased 21% to 86,203 as of Dec. 31, 2022.
●	Real estate transactions closed increased 15% to 511,859 in 2022 and decreased 13% year over year to 109,168 in the fourth quarter of 2022.

●	Real estate transaction volume increased 20% to $187.3 billion in 2022 and decreased 16% year over year to $37.6 billion in the fourth quarter of 2022.
●	eXp Realty expanded into six new international locations in 2022, including the Dominican Republic, Greece, New Zealand, Chile and Poland. In late 2022, eXp Realty announced operations in Dubai, which is expected to be fully operational in 2023.
●	eXp Realty ended 2022 with a global Net Promoter Score of 73, a measure of agent satisfaction, as part of the Company’s intense focus on improving the agent experience.

(1) Operating Cash Flow presented is net cash provided by operating activities excluding change in customer deposits.

Fourth Quarter and Full-Year 2022 Results – Virtual Fireside Chat

The Company will hold a virtual fireside chat and investor Q&A with eXp World Holdings Founder and CEO Glenn Sanford and CFO Jeff Whiteside on Tuesday, Feb. 28, 2023 at 2 p.m. PT / 5 p.m. ET.

The investor Q&A is open to investors, current shareholders and anyone interested in learning more about eXp World Holdings and its companies. Submit questions in advance for inclusion to investors@eXpWorldHoldings.com.

Date: Tuesday, Feb. 28, 2023

Time: 2 p.m. PT / 5 p.m. ET

Location: EXPI Campus. Join at https://expworldholdings.com/contact/download/

Livestream: expworldholdings.com/events

About eXp World Holdings, Inc.

eXp World Holdings, Inc. (Nasdaq: EXPI) is the holding company for eXp Realty®, Virbela and SUCCESS® Enterprises. eXp Realty is the fastest-growing real estate company in the world with more than 86,000 agents in the United States, Canada, the United Kingdom, Australia, South Africa, India, Mexico, Portugal, France, Puerto Rico, Brazil, Italy, Hong Kong, Colombia, Spain, Israel, Panama, Germany, Dominican Republic, Greece, New Zealand, Chile, Poland and Dubai and continues to scale internationally. As a publicly traded company, eXp World Holdings provides real estate professionals the unique opportunity to earn equity awards for production goals and contributions to overall company growth. eXp World Holdings and its businesses offer a full suite of brokerage and real estate tech solutions, including its innovative residential and commercial brokerage model, professional services, collaborative tools and personal development. The cloud-based brokerage is powered by Virbela, an immersive 3D platform that is deeply social and collaborative, enabling agents to be more connected and productive. SUCCESS® Enterprises, anchored by

SUCCESS® magazine and its related media properties, was established in 1897 and is a leading personal and professional development brand and publication.

For more information, visit https://expworldholdings.com.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA, which is a non-U.S. GAAP financial measure and may be different than similarly titled measures used by other companies. It is presented to enhance investors’ overall understanding of the company’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The company’s Adjusted EBITDA provides useful information about financial performance, enhances the overall understanding of past performance and future prospects, and allows for greater transparency with respect to a key metric used by management for financial and operational decision-making. Adjusted EBITDA helps identify underlying trends in the business that otherwise could be masked by the effect of the expenses that are excluded in Adjusted EBITDA. In particular, the company believes the exclusion of stock and stock option expenses provides a useful supplemental measure in evaluating the performance of operations and provides better transparency into results of operations.

The company defines the non-U.S. GAAP financial measure of Adjusted EBITDA to mean net income (loss), excluding other income (expense), income tax benefit (expense), depreciation, amortization, impairment charges, stock-based compensation expense, and stock option expense. Adjusted EBITDA may assist investors in seeing financial performance through the eyes of management, and may provide an additional tool for investors to use in comparing core financial performance over multiple periods with other companies in the industry.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of Adjusted EBITDA compared to Net Income (Loss), the closest comparable U.S. GAAP measure. Some of these limitations are that:

●	Adjusted EBITDA excludes stock-based compensation expense and stock option expense, which have been, and will continue to be for the foreseeable future, significant recurring expenses in the business and an important part of the compensation strategy; and
●	Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets, amortization of acquired intangible assets, and impairment charges related to these long-lived assets, and, although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future.

Safe Harbor Statement

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. These statements include, but are not limited to, statements about the continued growth of our agent and broker base; expansion of our residential real estate brokerage business into foreign markets; and revenue growth and financial performance. Such forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to revise or update them. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Media Relations Contact:

eXp World Holdings, Inc.

mediarelations@expworldholdings.com

Investor Relations Contact:

Denise Garcia

investors@expworldholdings.com

EXP WORLD HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share amounts and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues	$ 933,395	$ 1,076,970	$ 4,598,161	$ 3,771,170
Operating expenses
Commissions and other agent-related costs	850,332	993,885	4,231,262	3,475,139
General and administrative expenses	89,959	78,063	346,132	249,699
Sales and marketing expenses	3,813	3,479	15,359	12,180
Total operating expenses	944,104	1,075,427	4,592,753	3,737,018
Operating income	(10,709)	1,543	5,408	34,152
Other (income) expense
Other (income) expense, net	(1,198)	133	(804)	292
Equity in losses of unconsolidated subsidiaries	411	183	1,624	188
Total other expense, net	(787)	316	820	480
Income before income tax expense	(9,922)	1,227	4,588	33,672
Income tax (benefit) expense	(2,721)	(14,229)	(10,836)	(47,487)
Net income	(7,201)	15,456	15,424	81,159
Net income attributable to noncontrolling interest	-	47	18	61
Net income attributable to eXp World Holdings, Inc.	($ 7,201)	$ 15,503	$ 15,442	$ 81,220
Earnings per share
Basic	(0.05)	0.10	0.10	0.56
Diluted	(0.05)	0.10	0.10	0.51
Weighted average shares outstanding
Basic	152,316,335	147,835,171	151,036,110	146,170,871
Diluted	155,158,879	157,509,206	156,220,165	157,729,374

The following tables reflects Revenues and Adjusted Segment EBITDA by reportable segments:

SEGMENT REVENUES
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
Revenues	2022	2021	2022	2021
North American Realty	$ 920,663	$ 1,068,255	$ 4,552,938	$ 3,745,354
International Realty	9,777	6,572	35,924	17,804
Virbela	2,304	2,074	8,485	8,615
Other Affiliated Services	1,756	830	5,084	2,896
Revenues reconciliation:
Segment eliminations	($ 1,103)	($ 761)	($ 4,270)	($ 3,499)
Consolidated revenues	$ 933,397	$ 1,076,970	$ 4,598,161	$ 3,771,170

ADJUSTED SEGMENT EBITDA
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
Adjusted Segment EBITDA	2022	2021	2022	2021
North American Realty	$ 12,140	$ 24,547	$ 103,255	$ 116,800
International Realty	(4,124)	(2,218)	(13,708)	(9,138)
Virbela	(958)	(2,439)	(9,642)	(12,637)
Other Affiliated Services	(461)	(860)	(2,600)	(3,322)
Corporate expenses and other	(3,019)	(5,892)	(16,756)	(13,708)
Consolidated Adjusted EBITDA	$ 3,578	$ 13,138	$ 60,549	$ 77,995

CONSOLIDATED US-GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA RECONCILIATION
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income (loss)	($ 7,201)	$ 15,456	$ 15,424	$ 81,159
Other (income) expense, net	(787)	316	820	480
Income tax benefit	(2,721)	(14,229)	(10,836)	(47,487)
Depreciation and amortization (1)	2,684	1,737	9,838	6,248
Stock compensation expense (2)	8,033	6,364	30,861	24,493
Stock option expense	3,570	3,494	14,442	13,102
Adjusted EBITDA	$ 3,578	$ 13,138	$ 60,549	$ 77,995

(1) Amortization of stock liability is included in the “Other expense (income)” line item.
(2) This includes agent growth incentive stock compensation expense and stock compensation expense related to business acquisitions.

EXP WORLD HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	December 31, 2022	December 31, 2021

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 121,594	$ 108,237
Restricted cash	37,789	67,673
Accounts receivable, net of allowance for credit losses of $4,014 and $2,198, respectively	87,262	133,489
Prepaids and other assets	8,468	9,916
TOTAL CURRENT ASSETS	255,113	319,315
Property, plant, and equipment, net	18,151	15,902
Operating lease right-of-use assets	2,127	2,482
Other noncurrent assets	1,703	2,827
Intangible assets, net	8,700	7,528
Deferred tax assets	68,676	52,827
Goodwill	27,212	12,945
TOTAL ASSETS	$ 381,682	$ 413,826
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$ 10,391	$ 7,158
Customer deposits	37,789	67,673
Accrued expenses	78,944	111,672
Current portion of lease obligation - operating lease	175	311
TOTAL CURRENT LIABILITIES	127,299	186,814
Long-term payable	4,697	2,714
Long-term lease obligation - operating lease, net of current portion	694	765
TOTAL LIABILITIES	132,690	190,293
EQUITY
Common Stock, $0.00001 par value 900,000,000 shares authorized; 171,656,030 issued and 152,839,239 outstanding at December 31, 2022; 155,516,284 issued and 148,764,592 outstanding at December 31, 2021	2	1
Additional paid-in capital	611,872	401,479
Treasury stock, at cost: 18,816,791 and 6,751,692 shares held, respectively	(385,010)	(210,009)
Accumulated earnings	20,723	30,510
Accumulated other comprehensive income	236	188
Total eXp World Holdings, Inc. stockholders' equity	247,823	222,169
Equity attributable to noncontrolling interest	1,169	1,364
TOTAL EQUITY	248,992	223,533
TOTAL LIABILITIES AND EQUITY	$ 381,682	$ 413,826

EXP WORLD HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2022	2021
OPERATING ACTIVITIES
Net income	$ 15,424	$ 81,159
Reconciliation of net income to net cash provided by operating activities:
Depreciation expense	7,934	4,974
Amortization expense - intangible assets	1,904	1,274
Amortization expense - long-term payable	-	94
Asset impairments	-	-
Loss on dissolution of consolidated affiliates	361	-
Allowance for credit losses on receivables/bad debt on receivables	1,816	319
Equity in loss of unconsolidated affiliates	1,624	188
Agent growth incentive stock compensation expense	30,861	24,493
Stock option compensation	14,442	13,102
Agent equity stock compensation expense	164,104	144,437
Deferred income taxes, net	(15,848)	(52,827)
Changes in operating assets and liabilities:
Accounts receivable	44,935	(56,857)
Prepaids and other assets	1,652	(2,623)
Customer deposits	(30,998)	39,892
Accounts payable	2,432	3,173
Accrued expenses	(32,239)	46,673
Long term payable	1,983	828
Other operating activities	148	(1,407)
NET CASH PROVIDED BY OPERATING ACTIVITIES	210,535	246,892
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(12,051)	(13,423)
Acquisition of businesses, net of cash acquired	(9,910)	(2,500)
Investments in unconsolidated affiliates	(500)	(3,000)
NET CASH (USED IN) INVESTING ACTIVITIES	(22,461)	(18,923)
FINANCING ACTIVITIES
Repurchase of common stock	(179,473)	(172,015)
Proceeds from exercise of options	612	3,620
Transactions with noncontrolling interests	(424)	19
Dividends declared and paid	(25,229)	(11,548)
NET CASH USED IN FINANCING ACTIVITIES	(204,514)	(179,924)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	(87)	(59)
Net change in cash, cash equivalents and restricted cash	(16,527)	47,986
Cash, cash equivalents and restricted cash, beginning balance	175,910	127,924
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, ENDING BALANCE	$ 159,383	$ 175,910
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for interest
Cash paid for income taxes	$ 3,406	$ 1,331
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Termination of lease liabilities	-	375
Issuance of treasury stock	4,554	-
Lease liabilities arising from obtaining right-of-use assets	-	2,370
Property, plant and equipment purchases in accounts payable	63	174